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                                                           Exibit 10(o)



                    MICROFLUIDICS INTERNATIONAL CORPORATION
                                30 Ossipee Road
                                Newton, Ma 02164
December 31, I996

Irwin J Gruverman
16 Tanglewood Road
Needham, MA 02I94

Dear Mr. Gruverman:

This will confirm our Agreement concerning your compensation as Chairman and CEO of MFIC, and charges you will incur in connection with your activities for G & G Diagnostics Corporation.

You may maintain an office in our premises at 30 Ossipee Road and will pay MFIC $800.00 per month for space, incidental administrative support, minor supplies usage and limited use of telephone and copying resources. You will reimburse MFIC for express charges, outside accounting help and materials and services purchased through our system.

Subject to approval by the Board, we will pay you at a rate of $95,000 per year beginning January 1, 1997. Of that amount, $30,000 will be paid in restricted MFIC stock, at a price of $1.501 share, at this time. The balance will be paid in cash, in 4 equal increments at the beginning of each quarter. You will participate in a bonus pool, if any, for management employees. You agree that MFIC will withhold money from your compensation to pay appropriate taxes. You will be included in MFIC's insurance and medical programs as in past years, at no cost to you, as part of your compensation.

Jack Swig will be an employee of MFIC. He will be available to G & G on a half-time basis, and G & G will reimburse 50% of his salary, fringes, and tax costs to MFIC on a quarterly basis, subject to a maximum cost to MFIC of $45,000.

MICROFLUIDICS INTERNATIONAL, Inc.

/s/Michael Lento              /s/ Irwin Gruverman
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Michael Lento, President      Irwin Gruverman
                              Individually and as President of G&G
                              Diagnostics Corporation

/s/ Irwin Gruverman
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Irwin Gruverman, CEO